UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2021

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $1.00 par value per share	WEYS	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Weyco Group, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders on May 4, 2021. There were 9,732,867 outstanding shares eligible to vote as of March 19, 2021, the record date for the 2021 Annual Meeting. At the meeting, the following actions were taken:

(i)                   The shareholders elected three directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2022. The directors elected, as well as the number of votes cast for, votes withheld and broker non-votes for each individual are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John W. Florsheim	7,981,589	44,289	826,154
Frederick P. Stratton, Jr.	7,690,457	335,421	826,154
Cory L. Nettles	7,756,354	269,524	826,154

The terms of the other directors of the Company continue until the Annual Meeting in the years set forth below:

Director	Term	Director	Term
Thomas W. Florsheim, Jr.	2023	Tina Chang	2022
Robert Feitler	2023	Thomas W. Florsheim	2022

(ii)                  The shareholders approved a proposal to ratify the Audit Committee’s appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, with the following votes:

Amount
Votes for approval:	8,846,309
Votes against:	3,480
Abstentions:	2,243
Broker Non-Votes:	-

* * * * *

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2021	WEYCO GROUP, INC.

/s/ John Wittkowske
John Wittkowske
Senior Vice President/CFO